UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    ________
                                    FORM 8-K
                                    ________


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (date of earliest event reported): May 15, 2003



                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



      New Jersey                             1-10518              22-2553159
_______________________________ _________________________ ____________________
(State or other jurisdiction of  (Commission File Number)(I.R.S. Employer
incorporation or organization)                              Identification No.)


Park 80 West/Plaza Two, Saddle Brook, N.J.                              07663
___________________________________________                           _________
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265


                                 Not Applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets
        _____________________________________

On April 30, 2003 Interchange Financial Services Corporation (the "Company" or "Interchange"), holding company for Interchange Bank, consummated its previously announced acquisition of Bridge View Bancorp ("Bridge View"), holding company for Bridge View Bank. The acquisition was accomplished by merging Bridge View directly with and into the Company (the "Merger"). Interchange was the surviving corporation in the Merger and the separate corporate existence of Bridge View ceased. The Merger, which was structured as a tax free reorganization, was completed following approval of the Merger by the shareholders of Bridge View at a special meeting held on April 24, 2003 and following approval of the issuance of additional shares of Interchange common stock by the shareholders of Interchange at its annual meeting held on April 24, 2003.

The Agreement and Plan of Merger, dated November 18, 2002, by and between the Company and Bridge View (the "Merger Agreement") provided that the Company would issue up to 2,949,719 shares of its common stock, no par value per share, and pay cash in an amount not to exceed $33,528,472 (less an amount of cash paid to holders of unexercised options to acquire shares of Bridge View common stock) to Bridge View's shareholders. Subject to these limitations, Shareholders of Bridge View were given the opportunity prior to completion of the Merger to elect to receive either cash, Interchange stock or a combination of cash and stock. Based on the formula set forth in the Merger Agreement, the exchange ratio for each share of Bridge View common stock was 1.2601 shares of Interchange common stock and the cash value per share of Bridge View common stock was $21.9891. The Company will fund the cash portion of the merger consideration with cash-on-hand and cash equivalents. As of the date of the Merger, the aggregate value of the merger consideration received by shareholders of Bridge View (including cash paid to holders of unexercised options to acquire shares of Bridge View common stock) was approximately $85 million.

Immediately following completion of the Merger, Bridge View Bank was merged with and into Interchange Bank. All of the Bridge View Bank facilities now operate as branches of Interchange Bank.

Interchange expects to appoint former Bridge View directors Gerald A. Calabrese, Jr., Joseph C. Parissi and John A. Schepisi to the Company's board of directors at the first board meeting of Interchange following completion of the Merger. In addition, Messrs. Jeremiah F. O'Connor, Jr., Glenn L. Creamer, and Mark Metzger, are expected to be appointed to the board of directors of Interchange Bank at the first Interchange Bank board meeting following the completion of the Merger. Mr. O'Connor, who also served as a director of Bridge View, is the son of Jeremiah F. O'Connor, the Company's Vice Chairman of the Board.

Item 7.     Financial Statement, Pro Forma Financial Information and Exhibits
            _________________________________________________________________

     (a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of Bridge View and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders equity, and cash flows for the years ended December 31, 2002, 2001 and 2000, including the auditor's report with respect thereto, are contained in Annex E to the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4/A (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.

As permitted by Form 8-K the required historical financial statements for the quarter ended March 31, 2003 will be filed by an amendment to this Form 8-K no later than July 14, 2003.

    (b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2002 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2002 for the Company and Bridge View are contained in the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.

As permitted by Form 8-K the required pro forma information for the quarter ended March 31, 2003 will be filed by an amendment to this Form 8-K no later than July 14, 2003.

(c)  Exhibits

     Exhibit No.     Document Description
     ___________     ____________________

     2.1 Agreement and Plan of Merger dated November 18, 2002, between the Company and Bridge View (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 18, 2002).


     23.11           Consent of KPMG dated May 15, 2003.

                                    SIGNATURE
                                    _________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2003                    Interchange Financial Services Corporation


                                      By:     /s/ Charles T. Field
                                              _________________________
                                              Charles T. Field
                                              Senior Vice President & CFO

                          Independent Auditors' Consent


The Board of Directors
Interchange Financial Services Corporation:

We consent to the incorporation by reference in the current report on Form 8-K of Interchange Financial Services Corporation of our report dated January 31, 2003 relating to the consolidated statements of financial condition of Bridge View Bancorp and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is contained in Annex E to the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to Interchange Financial Services Corporation's Registration Statement on Form S-4/A (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003, incorporated herein by reference.



                                            /s/ KPMG LLP

Short Hills, New Jersey
May 15, 2003